UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 29, 2006
K-TRON INTERNATIONAL, INC.

(Exact Name of Registrant Specified in Charter)

New Jersey	0-9576	22-1759452

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Routes 55 & 553 P.O. Box 888 Pitman, New Jersey	08071-0888

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (856) 589-0500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 29, 2006, K-Tron International, Inc. (“K-Tron”) entered into a Loan Agreement (the “New Loan Agreement”) among K-Tron and certain subsidiaries of K-Tron identified therein as borrowers (the “Borrowers”) and Citizens Bank of Pennsylvania (“Citizens”), as lender and agent.
     The New Loan Agreement provides the Borrowers with a $50.0 million revolving line of credit (the “Revolving Credit Facility”), of which up to an aggregate of $10.0 million may be used for letters of credit. The Borrowers entered into the New Loan Agreement to (i) refinance certain existing indebtedness of the Borrowers to National City Bank and The Bank, (ii) provide for future working capital requirements and for other general corporate purposes and (iii) fund permitted acquisitions, including the acquisition of Premier Pneumatics, Inc., a Kansas corporation, described in Item 2.01 below. On September 29, 2006, the Borrowers borrowed $9.8 million under the Revolving Credit Facility to pay off the terminated credit facilities described in Section 1.02 below and to pay certain fees in connection with the New Loan Agreement. The New Loan Agreement terminates on September 29, 2011.
     Revolving loans under the New Loan Agreement can be either prime rate loans or LIBOR rate loans. Prime rate loans bear interest at a fluctuating rate per annum equal to the prime rate of interest announced by Citizens from time to time less a percentage ranging from 1.00% to 0.25% depending on the level of the ratio of funded debt to adjusted earnings before interest expense, tax expense, and depreciation and amortization expenses for such period (the “Debt Ratio”). LIBOR rate loans bear interest at a fluctuating rate per annum equal to LIBOR for the relevant period plus a percentage ranging from 0.875% to 1.625%, depending on the level of the Debt Ratio.
     The Borrowers are obligated to pay a fee for any unused borrowings with respect to the Revolving Credit Facility equal to (i) a percentage ranging from 0.125% to 0.20%, depending on the level of the Debt Ratio, times (ii) the average unused portion of the Revolving Credit Facility. In addition, the Borrowers paid Citizens a fee equal to $62,500 on execution of the New Loan Agreement.
     The New Loan Agreement is unsecured, except that the lenders have been given a pledge of 65% of the equity interests of the following foreign subsidiaries of the Company: K-Tron (Schweiz) AG, K-Tron Colormax Limited and K-Tron PCS Limited. The New Loan Agreement contains financial and other covenants, such as maintaining a fixed charge coverage ratio, net worth and Debt Ratio requirements, and includes limitations on, among other things, liens, certain acquisitions, consolidations, sales of assets, incurrence of debt and capital expenditures. If an event of default, such as non-payment or failure to observe specific covenants, were to occur under the New Loan Agreement, the lenders would be entitled to declare all amounts outstanding under the facility immediately due and payable.
     The New Loan Agreement is attached hereto as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement.
     Simultaneously with entering into the New Loan Agreement, on September 29, 2006 K-Tron terminated several existing credit facilities and repaid any and all outstanding amounts under such credit facilities.
     The first credit facility that was terminated was entered into on January 3, 2003 to partially finance the acquisition by the Company of all of the stock of Pennsylvania Crusher Corporation (“Penn Crusher”). In connection with that acquisition, Penn Crusher borrowed $15.0 million from National City Bank consisting of $13.5 million in secured term debt ($10.0 million with a five-year term and $3.5 million with a six-year term (collectively, the “Term Debt”)) and $1.5 million under a five-year secured revolving credit facility (together with the Term Debt, the “National City Debt”). Subject to certain conditions, the revolving credit facility provided for up to $3.5 million of total availability, including the $1.5 million originally borrowed thereunder. As of September 29, 2006, the only debt still outstanding to National City Bank was $3,062,500 on the five-year term loan. K-Tron paid $3,063,145 to terminate the National City Debt (including principal, accrued interest, accrued fees and breakage costs), and National City released all security interests it held in connection therewith.
     A copy of the credit agreement dated January 3, 2003 (the “Prior Loan Agreement”) among Penn Crusher, the lenders party to that credit agreement and National City Bank, as agent, was previously filed as an exhibit to K-Tron’s Form 8-K dated January 2, 2003 and filed with the Securities and Exchange Commission on January 15, 2003. A copy of amendment no. 1 dated May 12, 2003 to the Prior Loan Agreement was previously filed as an exhibit to K-Tron’s Form 10-Q for the quarterly period ended June 28, 2003. A copy of amendment no. 2 dated as of June 28, 2005 to the Prior Loan Agreement was previously filed as an exhibit to K-Tron’s Form 10-Q for the quarterly period ended July 2, 2005.
     The second credit facility that was terminated was entered into on December 20, 2002 to partially finance the acquisition of Penn Crusher. K-Tron, through K-Tron America, Inc. (“K-Tron America”), an indirect, wholly-owned subsidiary of K-Tron, borrowed $5.0 million from The Bank, a subsidiary of Fulton Financial Corporation, which loan was combined with an outstanding term loan from The Bank to K-Tron America and resulted in a new $7.3 million term loan. This loan was secured by substantially all of the assets of K-Tron America and was guaranteed by K-Tron. As of September 29, 2006, there was $3,666,667 outstanding under this term loan, and K-Tron paid $3,694,207 to terminate that obligation (including principal, accrued interest, accrued fees and a prepayment fee). A copy of the note dated December 20, 2002 from K-Tron America, Inc. in favor of The Bank was previously filed as an exhibit to K-Tron’s Form 8-K dated January 2, 2003 and filed with the Securities and Exchange Commission on January 15, 2003.
     The third credit facility that was terminated was entered into in June 2004 to finance the prepayment of $4,000,000 of unsecured promissory notes issued by K-Tron to the former stockholders of Penn Crusher as consideration in the acquisition of that company. K-Tron borrowed $4,000,000 from The Bank, a subsidiary of Fulton Financial Corporation. This term loan was guaranteed by the K-Tron America. As of September 29, 2006, $2,950,000 was outstanding under this term loan, and K-Tron paid

$2,975,610 to terminate that obligation (including principal, accrued interest, accrued fees and a prepayment fee).
     The final credit facility that was terminated was a secured revolving credit facility entered into in June 1998 with The Bank, a subsidiary of Fulton Financial Corporation. As of September 29, 2006, there was no amount outstanding under this credit facility and the credit facility was terminated.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 5, 2006, K-Tron acquired all of the outstanding capital stock (the “Premier Stock”) of Premier Pneumatics, Inc., a Kansas corporation (“Premier”). The acquisition of the Premier Stock was made by Premier Pneumatics, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of K-Tron, pursuant to a Stock Purchase Agreement, dated October 5, 2006 (the “Stock Purchase Agreement”), by and among the subsidiary and the shareholder of Premier (the “Shareholder”). K-Tron guaranteed the prompt payment and performance by the purchaser of all of its obligations under the Stock Purchase Agreement.
     The purchase price paid for the Premier Stock was $27,564,670, $2.0 million of which was deposited by the subsidiary with an escrow agent to be held and disbursed by the escrow agent in accordance with the terms of an Escrow Agreement, dated as of October 5, 2006, entered into by and among U.S. Bank, the subsidiary and the Shareholder. The purchase price was paid with a borrowing under the Revolving Credit Facility described in Section 1.01 above.
     Premier, which has manufacturing and office facilities in Salina, Kansas, is a leading manufacturer of pneumatic conveying equipment for the North American market. Premier engineers and manufactures complete pneumatic conveying handling systems as well as components such as loaders, rotary valves and system controls.
     The Stock Purchase Agreement is attached hereto as Exhibit 2.1.
     A press release relating to the acquisition of the Premier Stock is attached hereto as Exhibit 99.1.
Item 2.03. Creation of a Direct Financial Obligation of a Registrant.
     The disclosures required by this item are included in Item 1.01 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
     The financial statements required to be filed under this item are not included in this report. The financial statements will be filed by amendment to this report no later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Information
     The pro forma financial information required to be filed under this item is not included in this report. The pro forma financial information will be filed by amendment to this report no later than 71 calendar days after the date this report is required to be filed.
(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of October 5, 2006, by and among Robert B. Korbelik, individually, The Robert B. Korbelik Trust dated December 14, 1995, as amended July 20, 2000, and Premier Pneumatics, Inc., a Delaware Corporation.

10.1	Loan Agreement, dated as of September 29, 2006, among K-Tron International, Inc., K-Tron Investment Co., K-Tron Technologies, Inc., K-Tron America, Gundlach Equipment Corporation, Pennsylvania Crusher Corporation and Jeffrey Specialty Equipment Corporation, as Borrowers and the Financial Institutions referred to on the signature pages as Lenders and Citizens Bank of Pennsylvania, individually as a Lender and as Agent.

99.1	Press Release, dated October 5, 2006, issued by K-Tron International, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-TRON INTERNATIONAL, INC.
By	/s/ Edward B. Cloues, II
Edward B. Cloues, II
Chairman of the Board and Chief Executive Officer

Dated: October 5, 2006

Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of October 5, 2006, by and among Robert B. Korbelik, individually, The Robert B. Korbelik Trust dated December 14, 1995, as amended July 20, 2000, and Premier Pneumatics, Inc., a Delaware corporation.

10.1	Loan Agreement, dated as of September 29, 2006, among K-Tron International, Inc., K-Tron Investment Co., K-Tron Technologies, Inc., K-Tron America, Gundlach Equipment Corporation, Pennsylvania Crusher Corporation and Jeffrey Specialty Equipment Corporation, as Borrowers and the Financial Institutions referred to on the signature pages as Lenders and Citizens Bank of Pennsylvania, individually as a Lender and as Agent.

99.1	Press Release, dated October 5, 2006, issued by K-Tron International, Inc.